UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2007

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

420 East South Temple, Suite 400 Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Kim A. Cooper, a member of the Sento Board of Directors, has been named to the post of interim Chief Executive Officer of the Company effective January 23, 2007. This follows notification on such date to the Board by Patrick O’Neal of his intention to resign as President and Chief Executive Officer and as a Director of the Company attached hereto as Exhibit 10.01. Mr. O’Neal, 60, will continue with the Company for a transition period pursuant to the Retirement Transition Agreement attached hereto as Exhibit 10.02. As described therein, Mr. O’Neal will receive severance payments equal to six months of salary and continued health benefits for a time. The period to exercise his vested options has been extended for three years.

Mr. Cooper, 48, was appointed to the Sento Board in 1999 and is not related by blood, marriage or adoption to any other officer or director of Sento. He is President and Chief Executive Officer of Exceed, LLC, a consulting firm that provides business and legal consulting services to public and private companies, as well as of Exceed III, LLC a developer and marketer of enterprise automation software. From 2003 to 2006, he was Chairman of the Board of TechTeam Global, Inc., a multinational enterprise service provider. Mr. Cooper has founded and served as Chief Executive Officer of several companies and has held a variety of executive positions over the course of his career. Mr. Cooper also currently serves as a Director of Lucion Technologies, Inc. He is a practicing corporate attorney and graduated with honors from Brigham Young University Law School.

Additionally, Donald Livingstone, 64, has notified the Board that he has been called by his church leaders to perform missionary service in Africa and therefore will not seek re-election to the Board of Directors at its next Annual Meeting. Mr. Livingstone has served on the Sento Board since November 2004, will continue to serve as audit chair and director through the end of March, and will play a key role in identifying Sento’s new audit chairman.

In addition to the role of Mr. Cooper, other members of the Board of Directors have agreed to provide increased supervision and leadership to the operating team (particularly in the areas of contract pricing, sales, and CXP strategy) while Sento commences its efforts to recruit a new chief executive officer and chief financial officer (as previously announced). In consideration thereof, Sento has granted the ten year options shown below (with an exercise price of $2.15 and which vest 1/12 per month) and will pay to the directors the following monthly cash amounts for the period from February 1, 2007 to April 30, 2007 (which cash compensation will end earlier if the executive team is in place and functioning prior to April 30, 2007):

Director	Age	Monthly Payment	Total Options

Kim A. Cooper	48	$10,000	15,000
C. Lloyd Mahaffey	52	$5,000	5,000
Richard E. Dyer	60	$2,000	2,000
Phillip Windley	49	$2,000	2,000

EXPLANATORY NOTE

The information in Items 7.01 and 9.01 of this report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On January 29, 2007, Sento issued a press release, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.01	Patrick O’Neal letter of resignation	Attached
10.02	Patrick O’Neal Retirement Agreement	Attached
99	Miscellaneous
99.01	Public release dated January 29, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION

Date: January 29, 2007	By: /s/ Anthony Sansone
Anthony Sansone, Chief Financial Officer

3